CERTAIN IDENTIFIED INFOMRAITON HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

CONEXEU SCIENCES
BOARD MEMBER AGREEMENT

This Board Member Agreement ("Agreement") is made and entered into as of October 23, 2025, by and between Conexeu Sciences, Inc., having offices at 50 West Liberty Street, Suite 880 Reno Nevada, USA 89501, (the "Company"), and Sebastain Purcell, located at [****] ("Board Member").

1. Appointment and Term

1.1 Appointment
The Company hereby appoints the Board Member to serve on its Board of Directors (the "Board") effective as of the date hereof, subject to confirmation by the Company's stockholders as required by applicable law and the Company's governing documents.

1.2 Term
The Board Member shall serve until the earlier of: (a) resignation, removal or termination in accordance with the Company's Bylaws or this Agreement; or (b) the appointment or election of a successor.

2. Duties and Responsibilities

2.1 General Duties
The Board Member agrees to serve the Company faithfully and diligently, and agrees to act in the best interests of the Company and its stockholders.

2.2 Meetings
The Board Member shall attend all scheduled Board meetings (virtually or in person) and actively participate in Board and committee matters.

2.3 Conflicts of Interest
The Board Member shall promptly disclose any potential or actual conflicts of interest and shall recuse himself from any discussion or vote where any such a conflict exists.

3. Compensation and Reimbursement

3.1 Board Compensation
As compensation for service on the Board, the Board Member shall receive:
- A quarterly retainer of $15,000; and
- An equity grant of NIL restricted stock units (RSUs) and/or options to purchase common shares of the Company, vesting over NIL years, with standard acceleration upon a change of control or termination without "Cause" as defined in Board Member's equity award agreement and in accordance with the Company's Stock Incentive Plan, a copy of which has been provided.

3.2 Reimbursement
The Company shall reimburse the Board Member for reasonable and pre-approved out-of-pocket expenses incurred in connection with Board service.

4. Confidentiality and Intellectual Property

4.1 Confidentiality
The Board Member shall maintain in strict confidence all non-public information, including but not limited to financial data, strategic plans, intellectual property, business opportunities, and customer/vendor relationships.

4.2 Intellectual Property
The Board Member shall promptly disclose to the Company any inventions, improvements, or ideas related to the Business of the Company, including but not limited to, collagen, biomaterials and tissue regeneration (For the purposes of this provision, the "Business of the Company" means the research and development, manufacture, and commercialization of liquid, thermo-sensitive skin substitutes and scaffolds for use in wound healing - including but not limited to burns, tunnel wounds, diabetic foot ulcers and dehiscent wounds - as well as applications in aesthetic medicine, collagen injectables, biomaterials, and in surgical reconstruction as 3D personalized implants or scaffolds for regenerative tissue repair) that arise during their service, and hereby assigns to the Company all rights, title, and interest in any such intellectual property developed in connection with Company business.

5. Termination

This Agreement may be terminated:
- By either party with thirty (30) days prior written notice;
- Immediately for "Cause" as defined in Board Member's equity award agreement; or
- Automatically upon resignation or removal from the Board.

6. Miscellaneous

7.1 Independent Contractor
The Board Member is an independent contractor and is not an employee of the Company by virtue of this Agreement.

7.2 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law principles.

7.3 Entire Agreement
This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations.

IN WITNESS WHEREOF, the parties have executed this Board Member Agreement as of the Effective Date.

Conexeu Sciences, Inc.

By: /s/ Jeff Sharpe

Name:  Jeff Sharpe

Title: Chairman of the Board of Directors

Sebastian Purcell

Signature: /s/ Sebastian Purcell

Date: October 23, 2025